EXHIBIT 99
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June 27, 2003


VIA EDGAR TRANSMISSION
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Securities and Exchange Commission
450 Fifth Street, NW
Washington, D.C. 20549

    Re:  CenturyTel Union Retirement Savings Plan and Trust
         Certification of Contents of Form 11-K for the period ending December 31, 2002, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

Ladies and Gentlemen:

     In connection with the annual report on Form 11-K for the CenturyTel Union Retirement Savings Plan and Trust (the "Plan") for the period ending December 31, 2002 as filed with the Securities and Exchange Commission on the date hereof, the undersigned hereby certifies that the Form 11-K fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and that the information contained in the Form 11-K fairly presents, in all material respects, the financial condition and results of operations of the Plan for the period covered by such report.

     This certification is being furnished as an exhibit to the Form 11-K under
Section 906 of the Sarbanes-Oxley Act of 2002, Pub. L. No. 107-204, and should not be deemed to be filed with the Securities and Exchange Commission, either as a part of the Form 11-K or otherwise.

     A signed original of this written statement (or other document authenticating, acknowledging or otherwise adopting the signature that appears in typed form below) has been provided to CenturyTel, Inc., the Plan sponsor, and will be retained by CenturyTel, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

Very truly yours,



/s/ R. Stewart Ewing, Jr.
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R. Stewart Ewing, Jr.
Retirement Committee Member and
Executive Vice President and
Chief Financial Officer of the Plan Sponsor